                                                                    EXHIBIT 10.1

                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 29th day of March, 2006, by and between Silicon Valley Bank ("Bank") and each of ATS Medical, Inc., a Minnesota corporation (the "Borrower") whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.

                                    RECITALS

     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement").

     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

     C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Revolving Line, (ii) extend the maturity date, (iii) add an additional equipment loan, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. CONSENT AND AMENDMENTS TO LOAN AGREEMENT.

        2.1 CONSENT TO ACQUISITION. Borrower has advised Bank that Borrower intends to acquire all of the outstanding capital stock of 3F Therapeutics pursuant to a Stock Purchase Agreement, or similar agreement, in exchange for the issuance by Borrower of 9,000,000 shares of common stock of Borrower (the "Acquisition"). As a result of the Acquisition, 3F Therapeutics will become a wholly-owned subsidiary of Borrower. Pursuant to Section 7.3 of the Loan Agreement, Borrower is prohibited from entering into the Acquisition absent compliance with the terms set forth therein. Bank and Borrower hereby agree that the prohibition set forth in Section 7.3 of the Loan Agreement is hereby waived with respect to the Acquisition only and Bank hereby consents to the Acquisition conditioned upon the following requirements: (i) the conditions precedent (for Borrower and Sellers) set forth in the Stock Purchase Agreement, or similar agreement, are satisfied; (ii) no Default or Event of Default has occurred and is continuing at the time of, or would occur as a result of, the Acquisition; and (iii) the assets of 3F Therapeutics are free and clear of all liens. Nothing herein is to be deemed a waiver of Bank's right to require that 3F Therapeutics be made a co-Borrower under the Loan Agreement or a guarantor of the Obligations thereunder and to require 3F Therapeutics to execute documents related thereto. It is further understood by the parties hereto that such waiver and consent shall in no way be construed as commitment or agreement by Bank to provide any financing arrangements with or for Borrower with respect to the Acquisition. It is also further understood by the parties hereto that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement by the Bank to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

     2.2 UPDATED FINANCIAL STATEMENTS. Borrower shall provide Bank with updated financial statements by June 1, 2006, which financial statements will reflect the impact of the Acquisition. The Tangible Net Worth financial covenant will then be reset based upon such updated financial statements.

     2.3 NEW EQUIPMENT ADVANCES. Section 2.1.6 is amended in its entirety and replaced with the following:

         SECTION 2.1.6 NEW EQUIPMENT ADVANCES.

                    (a) At Borrower's request made pursuant to subsection (c)
               below on or before March 30, 2006, Bank will make an advance of $1,500,000 (the "New Equipment Advance"). The New Equipment Advance may only be used to finance or refinance Eligible Equipment purchased on or after June 1, 2005 and on or before May 31, 2006 ("New Equipment Advance Eligible Equipment"). Concurrently herewith, Borrower shall deliver to Bank copies of all invoices for New Equipment Advance Eligible Equipment that will be financed by the New Equipment Advance that has been purchased prior to the date hereof, and going forward Borrower shall deliver to Bank copies of all invoices for New Equipment Advance Eligible Equipment that will be financed by the New Equipment Advance that has been purchased on or after the date hereof immediately after such purchase. If on June 30, 2006 the outstanding amount of the New Equipment Advance exceeds the aggregate Eligible Equipment Invoice Amounts for which Borrower has provided Bank with invoices, then Borrower shall immediately pay the amount of such excess (the "Excess New Equipment Advance") to Bank. As used herein, "Eligible Equipment Invoice Amount" shall mean 100% of the New Equipment Advance Eligible Equipment on the invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense, provided that software licenses, leasehold improvements and other soft costs may constitute up to but not exceed 25% of the aggregate Eligible Equipment Invoice Amounts.

                    (b) Interest accrues from the date of the New Equipment
               Advance at the rate in Section 2.3(a) and is payable monthly. For the first six months after the date of the New Equipment Advance (the "New Equipment Advance Date"), Borrower will pay interest only. Thereafter, the New Equipment Advance will be payable in 60 equal monthly installments of principal, plus accrued interest, commencing on the date that is six months after the New Equipment Advance Date and continuing on the same date of each month thereafter until the date that is five years thereafter (the "New Equipment Advance Maturity Date"), on which date all remaining principal and accrued interest shall be paid in full. Once repaid, no portion of the New Equipment Advance may be reborrowed.

                    (c) To obtain the New Equipment Advance, Borrower must
               notify Bank (the notice is irrevocable) by facsimile no later than 2:00 p.m. Pacific time 1 Business Day before the day on which the New Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include copies of the invoices for that portion of the Equipment being financed that was purchased prior to the date of the New Equipment Loan Advance.

                    (d) If Borrower shall pay all or any portion of the New
               Equipment Advance prior to its due date, or if all or any portion of the New Equipment Advance is declared due and payable prior to its due date as a result of an Event of Default, then Borrower shall pay Bank a fee with respect to each such prepaid or accelerated amount equal to 1% of said amount. The foregoing fee shall not be charged with respect to a prepayment that results from the replacement of the New Equipment Advance with a new facility from another division of the Bank, provided that no Event of Default then exists.

     2.4 MAXIMUM AGGREGATE ADVANCES. Section 2.1.7 is amended in its entirety and replaced with the following:

         SECTION 2.1.7 MAXIMUM AGGREGATE ADVANCES. Not-withstanding anything herein to the contrary, in no event shall the aggregate amount of outstanding Revolving Advances, Equipment Advances and New Equipment Advances exceed $8,600,000.

     2.5 MODIFIED INTEREST RATE. Section 2.3(a) is amended in its entirety and replaced with the following:

                    (a) Interest Rate. (i) Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of 1.0 percentage points above the Prime Rate, but in no event less than 5.25% per annum; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 1.50 percentage points above the Prime Rate, but in no event less than 5.75% per annum; and (iii) New Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 1.75 percentage points above the Prime Rate. After an Event of Default has occurred and while it is continuing, Obligations accrue interest at five (5) percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     2.6 MODIFIED FINANCIAL COVENANTS. Section 6.7 is amended in its entirety and replaced with the following:

         6.7 FINANCIAL COVENANTS.

             Borrower will maintain at all times, on a consolidated basis:

             (i) LIQUIDITY RATIO. A ratio of (y) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus Borrower's Eligible Accounts, (z) divided by Current Liabilities, of equal to or greater than 2.0 to 1.00.

             (ii) TANGIBLE NET WORTH. A Tangible Net Worth, at the end of each month, of at least $40,000,000.

     2.7 MODIFIED DEFINITIONS. The following terms and their respective definitions set forth in SECTION 13.1 are amended in their entirety and replaced with the following:

             "COMMITTED REVOLVING LINE" is an aggregate of Credit Extensions of up to $8,000,000.

             "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards for the reasons given in a written notice to Borrower. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

          (a) Accounts that the account debtor has not paid within 120 days of invoice date;

          (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 120 days of invoice date;

          (c) Credit balances over 120 days from invoice date;

          (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

          (e) [Omitted];

          (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality, unless Borrower has complied with the Assignments of Claim Act or comparable statute or ordinance, if required from such government entity, department, agency or instrumentality in order for a security interest in such Accounts to be enforceable or perfected, or for Bank to be able to enforce collection of such Accounts directly from such account debtor;

          (g) Accounts owed to an account debtor to which Borrower is obligated, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

          (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

          (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (k) Accounts for which Bank reasonably determines collection to be doubtful.

          "REVOLVING MATURITY DATE" is March 28, 2007 [the date that is 364 days from the date of this Amendment].

     3. LIMITATION OF AMENDMENTS.

        3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

        3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

        4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

        4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

        4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

        4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

        4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

        4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

        4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. EFFECTIVENESS. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment of an amendment fee in an amount equal to $28,667.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.



BANK                                      BORROWER

Silicon Valley Bank                       ATS Medical, Inc.


By: /s/ Charles Roehl                     By: /s/ John R. Judd
Name:   Charles Roehl                     Name:   John R. Judd
        --------------------------                --------------------------
Title:  VP -- Relationship Manager        Title:  Chief Financial Officer
        --------------------------                --------------------------